Ixion Biotechnology, Inc. is a corporation organized under the laws of the State of Delaware, whose offices are located at 13709 Progress Blvd., Box 13, Alachua, FL 32615, (hereinafter referred to as "Ixion"). The University Surgical Group of Cincinnati, Inc. is a corporation organized under the laws of the State of Ohio, whose offices are located at 231 Albert B. Sabin Way, Cincinnati, Ohio 45267-0558 (hereinafter referred to as "USGC"). USGC, under a contract from Ixion, will carry out experiments in the Islet Stem Cell Research Project. This Funded Research Program is effective on the date of signing by authorized officials of Ixion and USGC. The parties to this Funded Research Program agree as follows:

1.       Scope of Work

Ixion and USGC agree to collaborate on studies designed to test the safety and efficacy of Ixion's proprietary diabetes therapy as provided in this Agreement. "Funded Research Program" shall mean testing by USGC of Ixion's islet/stem cell preparations, with appropriate controls, as described in Exhibit A, the "Islet Stem Cell Research Project." Ixion shall conduct the expansion of pancreatic tissue, whether obtained from USGC or otherwise, to islet/stem cell preparations and shall provide these islet/stem cell preparations to USGC for testing. (The islet/stem cell preparations shall hereinafter be referred to as the "Materials.") Funding will be provided by Ixion, in the amount set forth in Exhibit B, the "Budget." Ixion may choose to contract out certain work, and will independently fund such efforts. Parties involved in such contract work shall be under obligation of confidentiality to both Ixion and USGC.

2.       Use of Materials

USGC shall use the Materials for research purposes only and solely in connection with the Funded Research Program described in Exhibit A. USGC MAY NOT USE THE MATERIALS IN HUMANS. USGC shall comply with all Federal laws, rules, orders and regulations applicable to the Materials.

USGC may not sell, distribute, release, or disclose the Materials to any person other than employees of USGC or the University of Cincinnati with a need to have the Materials to perform the Funded Research Program and who are bound to maintain the Materials as confidential.

Ixion may, in its sole discretion, distribute its Materials to others and use the Materials for its own purposes. Unless otherwise specifically stated in this Agreement, USGC shall have no rights in the Materials provided by Ixion, including any patent, copyright or other intellectual property right. At the request of Ixion, USGC will return all unused Materials belonging to Ixion.

THE MATERIALS DELIVERED PURSUANT TO THIS AGREEMENT ARE EXPERIMENTAL IN NATURE, AND IXION MAKES NO REPRESENTATIONS AND

EXTENDS NO WARRANTIES OF ANY KIND, EITHER
EXPRESS  OR   IMPLIED.   THERE  ARE  NO  EXPRESS   OR  IMPLIED   WARRANTIES   OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS.

Notwithstanding the foregoing, Ixion represents and warrants to USGC that (i) to the best of Ixion's knowledge the Materials do not infringe any patent, copyright, trademark, or other rights of any third party; and (ii) the Materials comply with all Federal laws, rules, orders and regulations applicable to the Materials.

USGC MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS.

Notwithstanding the foregoing, USGC represents and warrants to Ixion that to the best of USGC's knowledge, USGC's performance of the services described in Exhibit A will not infringe any patent, copyright, trademark, or other rights of any third party.

3.       Key Personnel

The Funded Research Program will be performed under the direction of Dr. Horacio Rilo, Director, Cellular Transplantation Program, Department of Surgery, University of Cincinnati College of Medicine. In the event he is unable or unwilling to continue with the Funded Research Program, USGC will promptly give Ixion written notice thereof and shall endeavor to find a mutually acceptable substitute. If no mutually agreeable substitutes can be found, this Agreement will be terminated in accordance with Section 11.3.

4.       Term and Conditions

The term of this Funded Research Project is from December 2001 through December 2002 or upon earlier completion of the work described in Exhibit A. This Agreement may be replaced by a subcontract under a grant which may be awarded in the future to either IXION or USGC which supports the same research. In the event of replacement, the parties will cooperate to obtain the maximum permitted reimbursement from the granting authority for Ixion.

5.       Reports

Quarterly, during the conduct of this research and upon completion of the research or termination of the Agreement, USGC will provide to Ixion detailed written reports of all research results arising from this Funded Research Program..

6.       Method of Billing and Payment

Subject to Sections 4 and 11, Ixion agrees to pay USGC a total sum of $520,054.63 and in addition, will make off-site purchases, as needed, to support the Research Project per Exhibit B. Upon execution of this Agreement, Ixion shall pay to USGC $130,000, to be followed (beginning January, 2002) by twelve monthly payments of $32,500 each. The payment schedule may be modified by the parties in the event of an early projected completion of the work described in Exhibit A. Checks will be paid by Ixion [payable to "The University Surgical Group of Cincinnati, Inc."] referring to this Agreement and will be sent by mail to the attention of Mr. Anthony Pandolfo, University of Cincinnati, Dept. of Surgery (ML 558), P.O. Box 670558, Cincinnati, Ohio 45267-0558 [Tax I.D. No. 31-1008027].

7.       Equipment

Title to any capital equipment purchased by USGC in the performance of the Funded Research Program with funds provided under this Agreement will be the property of USGC.

8.       Publications

USGC is free to publish, present, or use any results arising out of the performance of this Agreement for its own instructional, research, or publication objectives provided that the publication, presentation or use does not disclose any proprietary information furnished by Ixion under Paragraph 10. USGC agrees that any proposed publication or presentation relating to (or stemming from) the Funded Research Program will be submitted to Ixion for review at least 45 days prior to submission for publication or presentation. In the event that the proposed publication or presentation contains patentable subject matter that Ixion chooses to protect, USGC will, upon written request from Ixion within the 45-day review period, delay the publication or presentation for a maximum of an additional 90 days to allow Ixion and/or USGC to file a patent application. If publication results from research using the Materials, USGC agrees to acknowledge Ixion and/or give credit to Ixion's scientists, as scientifically appropriate, based on any contribution they may make to the research.

9.       Ownership of Inventions/Right to License

9.1. Ixion and USGC shall be joint owners of inventions made at USGC as a result of the Funded Research Program. USGC grants to Ixion the first option to an exclusive, world-wide royalty-bearing license (under terms at least as favorable as USGC may offer to any third party) or a non-exclusive world-wide, paid-up, royalty-free license to all USGC rights in said inventions for Ixion's own internal use and not for any commercial exploitation of any such inventions. USGC shall have a non-exclusive world-wide, paid-up royalty-free license to all Ixion rights in said inventions, but only for USGC's own internal use (including educational, research and patient care purposes) and not for any commercial exploitation of any such inventions. As to inventions described under this paragraph, Ixion shall further have the option to sublicense rights to said inventions, provided Ixion has elected a license that is royalty-bearing.

9.2. Subject to any patent rights of USGC as stated above, Ixion will have the right to use the results and raw data of the Funded Research Program in any manner deemed appropriate to Ixion's business interests. Subject to any patent rights of Ixion as stated above, USGC will have the right to use the results and raw data of the Funded Research Program for internal use, including educational, research and patient care purposes.

10.      Confidentiality

10.1 The parties agree to use their best efforts to hold in confidence, in accordance with this paragraph, any information disclosed under this Agreement and identified in writing as confidential ("Information"). For the purpose of this Agreement, "hold in confidence" means that each party will protect the information received from the disclosing party in the same manner in which it protects its own confidential information of similar nature. The Information will remain the property of the disclosing party, and will be disclosed only to those persons necessary for the performance of this Agreement.

10.2. The obligation of the parties to maintain confidentiality under this Agreement will survive its expiration or termination and will endure for 5 years from the date of disclosure.

10.3  Ixion  may  disclose   Information  to  consultants   and/or  third  party
contractors having an obligation of confidentiality to Ixion.

10.4.    The obligation of non-disclosure will not apply to the following:

         a. Information that is publicly available through no fault of the parties; b. Information that is disclosed by a third party entitled to disclose the Information; c. Information that is already known to recipient, provided recipient so advises the disclosing party within 30 days after disclosure of the Information to recipient; and d. Information that is required to be disclosed by law, provided the obligated party promptly notifies the other party in writing of lawful disclosure.

11.      Termination

11.1. Unless otherwise terminated, this Agreement will remain in force during the Term provided in Section 4. Except as otherwise provided in Sections 8, 9, 10, and 11, all rights and obligations under this Agreement end with its expiration or termination.

11.2. Ixion reserves the right to terminate this Agreement upon 30 days written notice for business/scientific reasons relating to the results of the Funded Research Program. However, Ixion will continue payment of all personnel expenses associated with the Funded Research Program (except Dr. Rilo's) for a period of 60 days after giving notice, and will continue payment of personnel expenses for Dr. Rilo associated with the Funded Research Program for a period of 30 days after giving notice.

11.3 . If USGC fails to continuously staff the project with adequate and competent personnel,

Ixion may terminate this Agreement upon 30 days writtennotice to USGC, provided that if within 30 days of the receipt of such notice USGC cures the said failure to the reasonable satisfaction of Ixion, the Agreement will continue in force and effect.

11.4. In the event that either party defaults or breaches any material provision of this Agreement, the other party may terminate this Agreement upon 30 days written notice to the party in default or breach, provided that if the party defaulting, breaching, or failing, within 30 days of the receipt of such notice cures the said default, breach or failure to the reasonable satisfaction of the non-defaulting party, the Agreement will continue in force and effect.

11.5. If either party should become insolvent or should make any assignment for the benefit of creditors, or should be adjudged bankrupt, or should file a petition in bankruptcy, or is named as a debtor in an involuntary bankruptcy proceedings, or if a receiver or trustee of the property of either party is appointed, then this Agreement, at the option of the other party, will terminate, effective on the date notice of such termination is given.

11.6. Termination of this Agreement for any reason will not relieve either party of the duties and obligations accruing to the other party under this Agreement previous to the effective date of such termination.

12.      Assignment

Neither party may assign this Agreement or any part of it without the written consent of the other party.

13.      Miscellaneous

13.1. The headings in this Agreement are intended solely for convenience or reference and will be given no effect in the construction or interpretation of this Agreement.

13.2. This Agreement sets forth the entire Agreement of the parties with respect to the subject matter hereof and may not be altered or amended except in writing, signed by an authorized representative of each party hereto.

13.3. The construction and enforcement of this Agreement will be governed by the laws of the State of Florida, United States of America, without regard to principles of choice of law.

13.4. No waiver of any default, condition, provision or breach of this Agreement will be deemed to imply or constitute waiver of any other like default, condition, provision or breach of this Agreement.

13.5. If any paragraph, term, condition or provision of this Agreement will be found, by a court of competent jurisdiction, to be invalid or unenforceable, or if any paragraph, term, condition or provision is found to violate or contravene the laws of the State of Florida, then the paragraph, term, condition or provision so found will be deemed severed from this Agreement, but other paragraphs, terms, conditions and provisions will remain in full force and effect.

13.6.   Nothing   contained   herein  will  be  construed  as   establishing  an
employer-employee, joint venture, or principal-agent relationship between parties. In addition, neither party will have the right to incur any debt or expense for the other party except as may expressly be agreed upon by written agreement.

14.      Export Controls

It is understood that USGC is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities, and that it obligations hereunder are contingent on compliance with applicable U.S. export laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979). The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and /or written assurances by Ixion that Ixion will not re-export data or commodities to certain foreign countries without prior approval of the cognizant government agency. While USGC agrees to cooperate in securing any license which the cognizant agency deems necessary in connection with this Agreement, USGC cannot guarantee that such licenses will be granted.

15.      Force Majeure

Neither party shall be responsible to the other party for failure to perform any of the obligations imposed by this Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure or destruction, in whole or in part, of machinery or equipment or failure of supply of materials, discontinuity in the supply of power, governmental interference, civil commotion, riot, war, strikes, labor disturbance, transportation difficulties, labor shortage, or any cause beyond the reasonable control of such party.

16.      Use of Names

Neither party will use the name of the other in any advertising or other form of publicity without the written permission of the other, except as required by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement signed by their respective officers duly authorized as of the date written.

Ixion Biotechnology,  Inc.         University Surgical Group of Cincinnati, Inc.
BY:                                BY:


Name:    Louis G. Kessler, Ph.D.            Name:  Anthony Pandolfo
Title:   V.P., Corporate Development                 Title:    Administrator
Date:    November 15, 2001                  Date:    November 19, 2001